EXHIBIT 10.3.1


                 DELTA WOODSIDE INDUSTRIES, INC.
                   INCENTIVE STOCK AWARD PLAN
                         1995 AMENDMENT


     Effective as of the 1995 Annual Meeting of the Shareholders of Delta Woodside Industries, Inc. a South Carolina corporation
(the "Plan") is amended as follows:

    1.   Section 4.1 of the Plan is amended by substituting
"800,000" for "300,000" where that number appears in that Section.

    2.   In all other respects the Plan shall remain in full force and effect.

    3. This amendment shall be effective if it is approved by the requisite shareholder vote at the 1995 Annual Meeting of Shareholders of the Company.

    Effective as of November 9, 1995.